Exhibit 99.1

WABCO Reports Q1 2017 Results; Continues to Solidly Outperform Global Commercial Vehicle Market

•	Q1 2017 sales of $747.3 million, up 8.5 percent from a year ago and up 11.0 percent in local currencies

•	Q1 2017 reported operating margin of 14.5 percent, up from revised 13.4 percent a year ago; performance Q1 2017 operating margin of 14.9 percent, up from revised 14.7 percent a year ago, in accordance with Accounting Standards Update 2017-07

•	In Q1 2017, WABCO continued to strongly convert income into cash, resulting in net cash from operating activities of $54.3 million

•	Q1 2017 reported diluted EPS of $1.48, up from negative $0.24 a year ago; performance Q1 2017 diluted EPS of $1.47, up from $1.37 a year ago

BRUSSELS, Belgium, April 21, 2017 – WABCO Holdings Inc. (NYSE: WBC), a leading global supplier of technologies and services that improve the safety, efficiency and connectivity of commercial vehicles, today reported Q1 2017 results.

WABCO Q1 2017

As of January 1, 2017, WABCO has elected to adopt Accounting Standards Update (ASU) 2017-07, which amends classification of pension and post-retirement benefit costs. As a result, WABCO’s Q1 2016 income statement is retrospectively revised to provide comparability.

U.S. Dollars in millions except EPS or otherwise indicated	Q1 2017	Q1 2016*
Sales	$747.3	$688.7
Sales change – in U.S. Dollars year on year	Up 8.5%	—
Sales change – in local currencies year on year	Up 11.0%	—
Operating Income – Reported	$108.5	$92.6
Operating Income – Performance	$111.1	$101.2
Operating Margin – Reported	14.5%	13.4%
Operating Margin – Performance	14.9%	14.7%
Net Income Attributable to the Company – Reported	$80.7	($13.4)
Net Income Attributable to the Company – Performance	$80.3	$77.6
Diluted EPS – Reported	$1.48	($0.24)
Diluted EPS – Performance	$1.47	$1.37

*	Revised in accordance with ASU 2017-07

“Overall, Q1 2017 marked yet another quarter of WABCO’s solid outperformance of the commercial vehicle industry relative to global truck and bus production,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer.

“We continued to achieve market share gains and to sustain additional uptake of our industry-leading safety and efficiency technologies globally,” said Esculier. “In particular, in China, the world’s largest market for commercial vehicles, we further increased WABCO content per vehicle boosted by the continued momentum in adoption of anti-lock braking systems on light- and medium-duty trucks.”

In Q1 2017, WABCO’s Operating System, the company’s globally standardized management environment, delivered $21.4 million of materials and conversion productivity. It generated gross materials productivity of 5.1 percent, another robust quarterly result.

“In Q1 2017, we sustained substantial cost efficiency across WABCO’s global value chain, particularly in our factories where we delivered conversion productivity of 8.1 percent, a quarterly record and representative of our relentless drive toward a new and higher level,” said Esculier.

WABCO continued in Q1 2017 to strongly convert income into cash, resulting in net cash from operating activities of $54.3 million.

WABCO Share Buyback Program

Since June 2011, WABCO has repurchased 18,833,912 shares for $1,530.7 million in open market transactions as of March 31, 2017, including 538,000 shares bought back for $59.7 million during Q1 2017. As previously disclosed, WABCO is further authorized to repurchase up to $540.3 million of additional shares through December 31, 2018.

Recent WABCO Highlights

On April 19, 2017, WABCO and G7 announced an agreement to form a joint venture in China to develop and sell advanced fleet management systems for trucks and trailers. Privately-held G7 is an award-winning technology leader in China’s fleet logistic industry with a base of over 400,000 connected vehicles. Each company will hold a 50% stake in the new joint venture. WABCO is extending into China to further leverage its rich portfolio of fleet management systems (FMS). As a full systems supplier, WABCO can uniquely connect trucks, trailers, cargo, drivers, business partners and fleet operators in real time, resulting in actionable management insights, while measurably improving fleet safety, operating efficiency and asset utilization. Through its extensive nationwide support and installation network, G7 provides 85% of China’s largest logistics companies with real-time solutions that connect trucks, drivers, shippers and fleet managers.

Recently, WABCO disclosed that – from Q2 2016 to Q1 2017 – it has entered into contracts in local currencies with customers worldwide that total $1.2 billion of expected cumulative incremental business. These awards include $746 million in new business earmarked from 2017 through 2021 inclusive. These contracts represent new incremental business for WABCO that is separate from replacement and renewal of existing contracts. It comprises orders for WABCO products that improve vehicle safety, efficiency and connectivity, such as transmission automation technologies, modular braking system platforms (mBSP™), electronic suspension systems, actuators and braking solutions, and fleet management systems on commercial vehicles, alongside vacuum pumps for passenger cars.

In Q1 2017, WABCO announced the expansion of its manufacturing capabilities in North America. For the first time, WABCO has localized production of its most advanced air disc brakes for commercial vehicles in the United States. With its new site in North Charleston, South Carolina, WABCO will meet increasing customer demand for its industry-leading air disc brakes, energy-efficient air compressors and related safety systems. WABCO moved from an existing Charleston location to its new $20 million facility, expanding its factory footprint by more than 60 percent. In North America, commercial vehicle makers and fleet operators value the superior performance of WABCO’s single-piston air disc brakes (ADBs) compared with traditional drum brakes and other ADBs. WABCO’s regional portfolio of ADBs is branded MAXXUS™ for heavy-duty trucks and MAXX22T™ for trailers.

In India in March 2017, WABCO demonstrated its advanced safety and efficiency technologies on the race track, one of the most challenging operating environments for heavy-duty trucks. For the fourth consecutive year, WABCO INDIA participated as Official Braking Technology Partner for Tata Motors at the T1 PRIMA Truck Racing Championship, India’s premier truck-racing event. Tata Motors equips both its PRIMA race trucks and series production trucks with WABCO’s range of industry-leading technologies, helping to optimize vehicle safety and stability performance. These technologies include anti-lock braking and high-performance air-management systems; high-output, modular compressors; advanced air-actuation systems, and other braking components. WABCO also furnishes Tata Motors’ new 1000 BHP PRIMA race truck with industry-leading single-piston air disc brakes.

In Q1 2017, Volvo Eicher (VE) Commercial Vehicles in India announced the launch of WABCO’s OptiDrive™ automated manual transmission (AMT) technology for their complete range of buses and medium-duty truck platform. A breakthrough in AMT technology, OptiDrive transforms a manual transmission into a highly efficient, integrated solution for commercial vehicles, which automatically shifts gears and operates clutch actuation at optimal speed. Industry award-winning OptiDrive increases fuel economy up to 5% while reducing emissions. Drivers can also focus further attention on road and traffic conditions, resulting in more driver comfort while improving vehicle control and road safety. Differentiated through superbly engineered modularity, OptiDrive solutions can be easily adapted to existing manual gearboxes. Its innovative modular design helps original equipment makers to reduce development costs and to bring new truck and bus models to market faster.

WABCO was recognized in Q1 2017 for its extraordinary performance by Daimler AG, which granted WABCO a prestigious Daimler Supplier Award 2016 in the partnership category. Headquartered in Germany, Daimler Trucks is the world’s leading manufacturer of commercial vehicles. Daimler Trucks annually recognizes its top supplier performance as measured in quality, costs, delivery reliability, and innovation. Daimler selected WABCO for its outstanding commitment in a global system partnership with Daimler Trucks in terms of electronic brake systems, safety features and powertrain components. According to Daimler, WABCO technologies improve the safety, efficiency and connectivity of their trucks; in addition, WABCO always meets its commitments.

WABCO disclosed in Q1 2017 that its OnGuard™ collision mitigation system (CMS) has helped to prevent approximately 2,000 fatal or injury accidents in the 10 years since major U.S. fleets have adopted this safety technology. In addition, fleets equipped with OnGuard report reduction in rear-end collisions up to 87 percent and decreased cost of rear-end collisions up to 95 percent. With 130,000 OnGuard systems on the road, it is embraced by more than 70 percent of the top 50 for-hire fleets. First to market in 2007 with an active braking CMS, OnGuard was recently referenced at a U.S. Senate Commerce hearing on surface transportation. A leading national fleet testified that, since equipping new tractors with OnGuard in 2012, rear-end accidents have decreased by 69 percent and rear-end accident claims are down by 95 percent.

In Q1 2017, WABCO announced its North American premiere of OptiFlow™ AutoTail and Tail, adding to its portfolio of industry-leading aerodynamic technologies. The first aerodynamic tail in the U.S. to feature automatic deployment and retraction, WABCO’s OptiFlow AutoTail connects with WABCO’s trailer anti-lock braking systems. OptiFlow AutoTail saves fuel up to 4.3% at highway speeds and reduces CO2 emissions up to 4.8 tons per trailer per year. WABCO also unveiled its OptiFlow Tail for North America, which provides identical fuel savings as OptiFlow AutoTail. Lightweight OptiFlow Tail is simple to install and retrofit; it can also be easily upgraded to OptiFlow AutoTail. These aerodynamic solutions improve efficiency of commercial fleets and mark WABCO’s first product integration in North America after its acquisition of Canada-based Laydon Composites in April 2016.

WABCO Revises and Updates Full Year 2017 Guidance

Based on its estimate of future market conditions, WABCO maintains its previously disclosed guidance for full year 2017 regarding sales.

At the same time, WABCO revises its guidance for full year 2017 operating margin in accordance with newly adopted Accounting Standards Update 2017-07.

Due to a lower reported tax rate for 2017 than previously expected, WABCO updates its prior guidance for reported diluted EPS.

Full Year 2017 Guidance

	Prior	Updated
Sales – in millions	$2,850 - $2,990	$2,850 - $2,990
Sales growth – in local currencies	4.0% - 9.0%	4.0% - 9.0%
Operating Margin – Reported*	12.7% - 13.1%	13.9% - 14.3%
Operating Margin – Performance*	13.5% - 13.9%	14.7% - 15.1%
Diluted EPS – Reported	$5.23 - $5.73	$5.44 - $5.94
Diluted EPS – Performance	$5.55 - $6.05	$5.55 - $6.05

*	Revised in accordance with ASU 2017-07

WABCO Conference Call Today

Jacques Esculier, Chairman and Chief Executive Officer, and Prashanth Mahendra-Rajah, Chief Financial Officer, will discuss WABCO’s results and outlook on a conference call at 9:00 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q1 2017 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on April 21 until 12:00 Noon Eastern Time on April 28, 2017. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Conference ID is 88055689.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and services that improve the safety, efficiency and connectivity of commercial vehicles. Founded nearly 150 years ago, WABCO continues to pioneer breakthrough innovations for advanced driver assistance, braking, stability control, suspension, transmission automation and aerodynamics. Partnering with the transportation industry as it maps a route toward autonomous driving, WABCO also uniquely connects trucks, trailers, cargo, drivers, business partners and fleet operators through advanced fleet management systems and mobile solutions. For five consecutive years, Institutional Investor named WABCO among the “Top 3” in its sector for “Best CEO.” WABCO reported sales of $2.8 billion in 2016. Headquartered in Brussels, Belgium, WABCO has 13,000 employees in 40 countries. For more information, visit www.wabco-auto.com

WABCO Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned, our ability to mitigate any tax risks, including, but not limited to those risks associated with changes in legislation, tax audits and the loss of the benefits associated with our tax rulings and incentives in certain jurisdictions, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q1 2017 results, several tables follow this news release. Sales, gross profit, operating expenses, and operating income, which are adjusted to exclude the effects of foreign exchange, as well as EBIT, are non-GAAP financial measures and are denoted by the word “adjusted” in the line item. Additionally, gross profit, operating expenses, operating income, operating margin, EBIT, tax rate, pre-tax income attributable to the company, net income attributable to the company, and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude items for separation, streamlining and acquisition, discrete and one-time tax items, and other items that management believes may mask the underlying operating results of the company, as applicable. These measures should be considered in addition to, not as a substitute for, GAAP measures. These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

WABCO Financial Attachment

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Three Months Ended March 31, 2017 Data Supplement Sheet

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2017 Guidance

WABCO media, investors and analysts contact

Christian Fife, +1 248 270 9290, christian.fife@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
(Amounts in millions, except share and per share data)	2017	2016

Sales	$747.3	$688.7
Cost of sales	507.1	474.0

Gross profit	240.2	214.7

Operating expenses:
Selling and administrative expenses	91.9	86.1
Research, development and engineering expenses	38.8	34.6
Other operating expense, net	1.0	1.4

Operating income	108.5	92.6

Equity income of unconsolidated joint ventures, net	5.7	7.2
Other non-operating expense, net	(10.7)	(5.5)
Interest expense, net	(3.9)	(3.0)

Income before income taxes	99.6	91.3

Income tax expense	15.3	101.1

Net income/(loss) including noncontrolling interests	84.3	(9.8)

Less: Net income attributable to noncontrolling interests	3.6	3.6

Net income/(loss) attributable to Company	$80.7	$(13.4)

Net income/(loss) per common share:
Basic	$1.49	$(0.24)
Diluted	$1.48	$(0.24)
Cash dividend per share of common stock	$—	$—

Weighted average common shares outstanding:
Basic	54,299,058	56,485,052
Diluted	54,513,323	56,485,052

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)	March 31, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$801.0	$862.5
Short-term investments	53.3	—
Accounts receivable, less allowance for doubtful accounts: $7.2 in 2016; $6.5 in 2016	557.9	493.7
Inventories:
Finished products	119.2	102.9
Products in process	13.7	14.2
Raw materials	114.0	106.5
Income taxes receivable	3.1	—
VAT receivable	42.2	65.1
Guaranteed notes receivable	57.1	53.6
Investments in repurchase agreements	131.8	128.7
Other current assets	58.5	46.8

Total Current Assets	1,951.8	1,874.0

Property, plant and equipment, less accumulated depreciation	417.6	408.6
Goodwill	406.7	399.2
Deferred tax assets	186.4	208.8
Investments in unconsolidated joint ventures	18.6	20.8
Intangible assets, net	76.4	78.9
Other Assets	79.1	65.7

Total Assets	$3,136.6	$3,056.0

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$0.4	$0.2
Accounts payable	204.2	171.9
Accrued payroll	107.8	101.8
Current portion of warranties	31.5	32.2
VAT payable	24.4	40.1
Accrued expenses	75.6	69.4
Promotion and customer incentives	23.7	31.9
Other accrued liabilities	95.4	83.4

Total Current Liabilities	563.0	530.9

Long-term debt	967.1	958.9
Pension and post-retirement benefits	602.8	590.6
Deferred tax liabilities	106.3	138.8
Long-term income tax liabilities	2.3	2.9
Other liabilities	63.8	66.6

Total Liabilities	2,305.3	2,288.7

Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 78,823,390 in 2017; 78,701,273 in 2016; and shares outstanding: 54,103,358 in 2017; 54,491,918 in 2016	0.8	0.8
Capital surplus	862.0	861.2
Treasury stock, at cost: 24,720,032 shares in 2017; 24,209,355 shares in 2016	(1,802.1)	(1,744.4)
Retained earnings	2,241.8	2,161.1
Accumulated other comprehensive loss	(541.6)	(577.3)

Total shareholders’ equity	760.9	701.4
Noncontrolling interests	70.4	65.9

Total Equity	831.3	767.3

Total Liabilities and Equity	$3,136.6	$3,056.0

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31,
(Amounts in millions)	2017	2016

Operating Activities
Net income/(loss) including noncontrolling interest	84.3	(9.8)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation	19.4	17.4
Amortization of intangibles	5.2	4.9
Equity in earnings of unconsolidated joint ventures, net of dividends received	2.2	3.8
Non-cash stock compensation	3.5	3.4
Non-cash interest expense and debt issuance cost amortization	5.4	3.9
Deferred income tax (benefit)/expense	(6.1)	79.5
Pension and post-retirement benefit expense	15.9	9.6
Gain on sale or disposal of property, plant and equipment	(0.5)	—
Changes in assets and liabilities:
Accounts receivable, net	(52.7)	(22.0)
Inventories	(18.2)	(16.8)
Accounts payable	29.2	31.2
Other accrued liabilities and taxes	(14.7)	(6.1)
Other current and long-term assets	(8.7)	1.9
Other long-term liabilities	(4.7)	(2.2)
Pension and post-retirement benefit payments	(5.2)	(5.5)

Net cash provided by operating activities:	$54.3	$93.2

Investing Activities
Purchases of property, plant and equipment	(13.3)	(26.5)
Investments in capitalized software	(1.1)	(3.4)
(Purchases)/proceeds of short-term investments, net	(54.9)	38.9
Acquisition of businesses, net	—	(62.7)

Net cash used by investing activities:	$(69.3)	$(53.7)

Financing Activities
Borrowings of long-term debt and revolving credit facilities	0.3	132.0
Net borrowings of short-term debt	—	0.1
Taxes withheld and paid on employee stock award vestings	(4.2)	(5.8)
Purchases of treasury stock	(59.7)	(62.5)
Dividends to noncontrolling interest holders	(1.8)	(0.9)
Proceeds from exercise of stock options	3.5	1.2

Net cash (used)/provided by financing activities:	$(61.9)	$64.1

Effect of exchange rate changes on cash and cash equivalents	15.4	17.9

Net (decrease)/increase in cash and cash equivalents	(61.5)	121.5
Cash and Equivalents at Beginning of Period	862.5	515.2

Cash and Equivalents at End of Period	$801.0	$636.7

WABCO HOLDINGS INC. AND SUBSIDIARIES

Three Months Ended March 31, 2017 Data Supplement Sheet (Unaudited)

	Three Months Ended March 31,
(Amounts in millions, except per share data)	2017	% of Sales/ Adj Sales	2016	% of Sales/ Adj Sales	Chg vs. 2016	% Chg vs. 2016
Sales
Reported	$747.3		$688.7		$58.6	8.5%
Foreign exchange translational effects	17.0		—		17.0

Adjusted Sales	$764.3		$688.7		$75.6	11.0%

Gross Profit
Reported	$240.2	32.1%	$214.7	31.2%	$25.5	11.9%
Streamlining (income)/costs	(3.1)		3.9		(7.0)

Performance Gross Profit	$237.1	31.7%	$218.6	31.7%	$18.5	8.5%

Foreign exchange translational effects	6.8		—		6.8

Adjusted Gross Profit	$243.9	31.9%	$218.6	31.7%	$25.3	11.6%

Operating Expenses
Reported	$131.7	17.6%	$122.1	17.7%	$9.6	7.9%
Streamlining costs	(3.0)		(1.7)		(1.3)
Separation costs	(0.3)		(0.2)		(0.1)
Acquisition related costs	(2.4)		(2.8)		0.4

Performance Operating Expenses	$126.0	16.9%	$117.4	17.0%	$8.6	7.3%

Foreign exchange translational effects	3.2		—		3.2

Adjusted Operating Expenses	$129.2	16.9%	$117.4	17.0%	$11.8	10.1%

Operating Income
Reported	$108.5	14.5%	$92.6	13.4%	$15.9	17.1%
Streamlining (income)/costs	(0.1)		5.6		(5.7)
Separation costs	0.3		0.2		0.1
Acquisition related costs	2.4		2.8		(0.4)

Performance Operating Income	$111.1	14.9%	$101.2	14.7%	$9.9	9.8%

Foreign exchange translational effects	3.6		—		3.6

Adjusted Operating Income	$114.7	15.0%	$101.2	14.7%	$13.5	13.3%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income/(loss) Attributable to Company	$80.7		$(13.4)		$94.1	-702.2%
Income tax expense	15.3		101.1		(85.8)
Interest expense, net	3.9		3.0		0.9

EBIT	$99.9	13.4%	$90.7	13.2%	$9.2	10.1%
Streamlining (income)/costs	(0.1)		5.6		(5.7)
Separation costs	1.1		1.1		—
Acquisition related costs	2.4		2.8		(0.4)

Performance EBIT (Earnings Before Interest and Taxes)	$103.3	13.8%	$100.2	14.5%	$3.1	3.1%

Pre-Tax Income
Reported Net Income/(loss) Attributable to Company	$80.7		$(13.4)		$94.1
Income tax expense	15.3		101.1		(85.8)

Pre-Tax Income Attributable to Company	$96.0		$87.7		$8.3
Streamlining (income)/costs	(0.1)		5.6		(5.7)
Separation costs	1.1		1.1		—
Acquisition related costs	2.4		2.8		(0.4)

Performance Pre-Tax Income Attributable to Company	$99.4		$97.2		$2.2

Tax rate on a reported basis	15.4%		110.7%
Tax rate on a performance basis	19.3%		20.2%

Net Income Attributable to Company
Reported Net Income/(loss) Attributable to Company	$80.7		$(13.4)		$94.1
Streamlining (income)/costs	(0.1)		5.6		(5.7)
Separation costs	1.1		1.1		—
Acquisition related costs	2.4		2.8		(0.4)
Tax items (1)	(3.8)		81.5		(85.3)

Performance Net Income Attributable to Company	$80.3		$77.6		$2.7

Net Income/(Loss) Attributable to Company per Diluted Common Share	$1.48		$(0.24)
Performance Net Income Attributable to Company per Diluted Common Share	$1.47		$1.37

Common Shares Outstanding - Diluted	54.5		56.7

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ’16	75.6		75.6
Increase in adjusted income from ’16	25.3		13.5

Incremental Income as a % of Sales	33.5%		17.8%
Less: YoY Transactional Foreign Exchange (FX) Impact			(0.8)

Increase in adjusted income from ’16 excluding transactional FX impact			12.7
Incremental income excluding transactional FX as a % of Sales			16.8%

(1)	The tax impacts calculated are based on the statutory tax rate applicable to the item being adjusted for the jurisdiction from which the adjustment arises.

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2017 Guidance

(Unaudited)

(Amounts in millions, except per share data)
Full Year 2017 Guidance

Sales

Reported Sales	$2,850.0 - $2,990.0
(1 Euro = 1.06 USD)
Operating Income

Reported Operating Income Margin	13.9% - 14.3%
Streamlining cost, impact to margin	0.3%
Separation costs, impact to margin	0.1%
Acquisition related items, impact to margin	0.4%

Performance Operating Income Margin	14.7% - 15.1%

Net Income Attributable to Company

Reported Net Income Attributable to Company	$291.5 - $318.3
Streamlining cost	10.0
Separation costs	4.0
Acquisition related items	12.0
Tax items (1)	(20.0)

Performance Net Income Attributable to Company	$297.5 - $324.3

Reported Net Income Attributable to Company per Diluted Common Share	$5.44 - $5.94

Performance Net Income Attributable to Company per Diluted Common Share	$5.55 - $6.05

Diluted common shares outstanding	~ 54

(1)	Includes the tax impacts of the above items, calculated based on the statutory tax rates applicable to each adjustment for the jurisdiction from which the adjustment arises.

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.